UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009

UCI MEDICAL AFFILIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-13265	59-2225346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

4416 Forest Drive, Columbia, South Carolina 29206

(Address, Including Zip Code of Principal Executive Offices)

(803) 782-4278

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced by UCI Medical Affiliates, Inc. (the “Company”) on Form 8-K filed on January 15, 2009, the Company expects to restate its audited financial statements for the year ended September 30, 2006 and the interim periods in fiscal year 2006 due to errors associated with the improper expense reimbursements and other disbursements requested by and processed on behalf of Jerry F. Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of the Company (“Mr. Wells or “former CFO”). The Company also announced on Form 8-K filed on March 18, 2009, that the Company engaged Elliott Davis, LLC (the “New Auditor”) as its independent registered public accounting firm.

In addition, the Audit Committee directed the Company to reevaluate its critical accounting policies and compliance with those policies (the “Accounting Policy Review”). In accordance with the Company’s Accounting Policy Review, it was determined that certain accounting policies had not been applied properly in the current and prior periods. Accordingly, on July 31, 2009, the Audit Committee determined that the Company’s previously issued financial statements for the fiscal years ended September 30, 2002, 2003, 2004, 2005 and 2007, and the related reports of the Company’s previous independent registered accounting firm and the unaudited condensed consolidated financial statements for each of the fiscal quarters during such years and the fiscal quarters in 2008, should no longer be relied upon and that such financial statements will require restatement. Similarly, related press releases and reports describing the Company’s financial results for the aforementioned periods should no longer be relied upon.

The Accounting Policy Review has not indicated to date that the misapplication of the Company’s accounting policies which occurred during the tenure of its former CFO resulted from a scheme to intentionally misrepresent the results of its operations or its financial position. Rather, the Accounting Policy Review has indicated that the misapplication of the Company’s accounting policies resulted from the former CFO’s failure to supervise properly the application of such accounting policies in recording certain transactions, as well as the failure of the Company’s former independent registered public accounting firm to detect such misapplications in connection with its audit of the Company’s consolidated financial statements. The Company believes it has subsequently implemented procedures to properly apply such accounting policies and to address the material weaknesses in its internal control over financial reporting.

On February 27, 2009, Mr. Wells executed a Confession of Judgment in the amount of $2,967,382 (the “Confession Amount”) related to amounts he embezzled from the Company. The Confession Amount was composed of several categories of items that affect the financial statements of the Company. First, certain items included in the Confession Amount generally involved the classification of certain fraudulent and related expenses as operating expenses in its consolidated financial statements at the time of Mr. Wells’ fraud; however, the items will be reclassified as general and administrative expenses in its restated financial statements. The misclassification of such expenses as operating expenses had no net effect on the Company’s results of operations in its previously issued financial statements nor does the Company expect that such misclassifications will have any net effect on its results of operations in its restated financial statements.

Additionally, Mr. Wells classified certain fraudulent transactions as property and equipment and such transactions were included in the Company’s consolidated financial statements in the periods of and subsequent to the date of the fraud as property and equipment, net of accumulated depreciation. Such fraudulent transactions will be reflected as expenses, net of each period’s related depreciation, in the Company’s restated financial statements in the period in which the fraudulent transaction originated and accordingly, will affect the Company’s results of operations in its restated financial statements. The expected adjustments related to the fraudulent transactions classified as property and equipment are set forth below in the table, “Expected Adjustments to Previously Issued Financial Statements.”

As discussed above, in accordance with the Accounting Policy Review, it was determined that certain accounting policies had not been applied properly in the current and prior periods. Thus, the restated financial statements will include certain adjustments related to the correction of errors resulting from the misapplication of the Company’s accounting policies. The financial accounts and transactions that were affected and a description of matters which were discovered pursuant to the Accounting Policy Review are summarized as follows:

Revenues and Contractual Adjustments – The Accounting Policy Review indicated that revenues and accounts receivable have been misstated due to differences between the Company’s standard fees (“Standard Fees”), upon which revenues are initially recorded and the actual amounts that were collected from payers, primarily insurance carriers (“Contracted Amounts”). The difference between the Standard Fees and Contracted Amounts are referred to as Contractual Adjustments. Historically, the Company has recognized Contractual Adjustments as a reduction to revenues and accounts receivable in the period in which the payments were collected, not at the time the services were rendered, billed and recognized as revenues. The Company has determined that even though a short period of time transpires between the recognition of Standard Fees as revenues and accounts receivable and Contractual Adjustments as reductions to revenues and accounts receivable, revenues and accounts receivable (cumulatively) have been misstated in previous periods due to the growing difference between Standard Fees and Contracted Amounts. The expected adjustments to reduce revenues (and accounts receivable cumulatively) related to the failure to properly recognize Contractual Adjustments are set forth below in the table, “Expected Adjustments to Previously Issued Financial Statements.”

Allowance for Doubtful Accounts – The Accounting Policy Review included an evaluation of the activity in and adequacy of the allowance for doubtful accounts. The Company has determined that the allowance for doubtful accounts as of September 30, 2006 and the amounts recognized as bad debt expense for the year then ended were understated. Additionally, the Company determined that a less significant portion of the amount by which the allowance for doubtful accounts as September 30, 2006 was understated related to the understatement of bad debt expense in the years ended September 30, 2005 and 2004. The expected adjustments to increase bad debt expense (and the allowance for doubtful accounts, cumulatively) are set forth below in the table, “Expected Adjustments to Previously Issued Financial Statements.”

Capital Leases – The Accounting Policy Review included an evaluation of leases for proper classification and the Company performed classification tests as prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 13 and other relevant accounting standards. It was determined that all of the Company’s leases pertaining to real estate were classified as operating leases in previously issued financial statements; however, the Company determined that certain real estate leases which had been entered since 2005 were not properly classified and that such leases met the criteria as set forth in SFAS No. 13 for capital lease classification. Accordingly, the assets and liabilities disclosed in the Company’s previously issued financial statements were understated. Likewise, the Company’s results of operations were affected due to the difference between the recognition of rent expense on the improperly classified operating leases and the recognition of interest and depreciation expense on capital leases. The expected adjustments related to properly classifying certain real estate leases as capital leases are set forth below in the table, “Expected Adjustments to Previously Issued Financial Statements.”

Other – In accordance with the Company’s Accounting Policy Review, other items were also evaluated which the Company expects to reflect as restatement adjustments in its restated financial statements, the most significant item of which is the reclassification of certain amounts payable to patients and insurance carriers as a liability. Such amounts have been reflected in previously issued financial statements as a reduction (credit balance) to accounts receivable. The expected adjustments related to the reclassification of amounts payable to patients and insurance carriers and other miscellaneous items are set forth below in the table, “Expected Adjustments to Previously Issued Financial Statements.”

	Expected Adjustments to Previously Issued Financial Statements
	(dollars in thousands - unaudited)
	For the Year Ended September 30,
	2007	2006	2005	2004	2003	2002
Previously reported revenues	$71,857	$63,672	$56,642	$47,474	$43,518	$38,527
Restated revenues	71,646	62,288	55,770	46,897	43,245	37,066

Contractual adjustments (1)	211	1,384	872	577	273	1,461
Other expected adjustments:
Write-off of fraudulent transactions recorded as property and equipment, net of depreciation	100	451	3	155	93	—
Increase in bad debt expense	—	463	320	150
Net effect of reclassifying leases from operating to capital leases	153	63	19	—	—	—
Other expenses - increase (decrease)	(152)	271	—	—	—	—

Expected adjustments to Income
Before Income Taxes in previously issued financial statements	$312	$2,632	$1,214	$882	$366	$1,461

Previously reported Income Before Income Taxes	$2,392	$4,515	$4,972	$2,784	$2,375	$1,394

Restated Income (Loss) Before Income Taxes	$2,080	$1,883	$3,758	$1,902	$2,009	$(67)

	As of September 30,
	2007	2006	2005	2004	2003	2002
Recognition of capital lease assets	$6,271	$2,785	$673	$—	$—	$—

Recognition of capital lease obligation	$6,505	$2,867	$692	$—	$—	$—

Reclassification of amounts reported as accounts receivable to payable to patients and insurance carriers	$1,648	$899	$440	$367	$283	$287

(1)	The cumulative effect of the contractual adjustments will be an additional adjustment to reduce accounts receivable in the restated financial statements at the end of each period presented.

The Company’s management and a representative of the Audit Committee have discussed the matters set forth in this Form 8-K with its New Auditor. Because of the work the Company and its New Auditor continue to perform in connection with the restatement of prior period financial statements, the Company has been unable to file its Form 10-K for the year-ended September 30, 2008 (“2008 Form 10-K”). In light of this ongoing work, the expected adjustments set forth above do not include estimates of the effects on net income in the previously issued financial statements because of the continuing assessment of the effect of income tax expenses or benefits on those financial statements. Although the expected adjustments represent the Company’s current best estimate of the adjustments which will be reflected in its restated financial statements, such estimates are subject to revision in the event additional information comes to the attention of management or its New Auditor. Although the Company cannot at this time estimate when it will file its restated financial statements and its 2008 Form 10-K, it is diligently pursuing these matters and intends to make the filings as soon as reasonably practicable after the conclusion of the completion of work regarding its restated financial statements.

The expected adjustments, as discussed above, to the Company’s restated financial statements may impact the classification of its cash flows in its previously issued financial statements, but the Company does not believe that the Company’s net cash flows as previously reported will be materially impacted. Moreover, the Company has significantly improved its internal controls over the safeguarding of its cash resources and since the discovery of Mr. Wells’ embezzlement, the Company has focused significant efforts on increasing its cash assets. As of June 30, 2009, the Company has accumulated cash reserves of $2.0 million. The Company expects to report revenues of $77.0 million for the year ended September 30, 2008 compared to restated revenues of $71.6 million for the preceding year. The expected 7.5% increase is due to the opening of additional medical offices in 2008 and the continued maturation of offices opened in 2007.

Advisory Note Regarding Forward-Looking Statements

Certain of the statements contained in this Report on Form 8-K are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this Form 8-K that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Specifically, our statements in this Form 8-K regarding the status, preliminary indications and ongoing nature of, and our expectations regarding, the financial statements that we intend to restate or may restate, as well as any estimated amounts and impact of potential adjustments in any restated financial statements are forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, additional developments in and findings of the ongoing audit, the possible impact of such developments, factors that may affect the timing of and ability to complete the audit and the time needed for the Company, its counsel and outside auditors to review these matters, any matters arising from the review and preparation of adjustments to our previously issued financial statements and the impact of all such matters on reports filed or to be filed with the Securities and Exchange Commission. These possible impacts include, but are not limited to, the following: damage to our business or reputation; the discovery of items that require additional or greater than expected adjustment to, or restatement of, our historical financial statements;

impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, will not result from the audit or expected restatement of our historical financial statements, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company’s annual report on Form 10-K for the year-ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

UCI MEDICAL AFFILIATES, INC.

By:	/s/ Joseph A. Boyle, CPA
Joseph A. Boyle, CPA
Title: Chief Financial Officer

Date: August 6, 2009